Exhibit 99.1

Compass Diversified Reports Fourth Quarter and Full Year 2023 Financial Results
Strong Results Driven by CODI’s Unique Business Model and Significant Competitive Advantage
Westport, Conn., February 28, 2024 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market branded consumer and industrial businesses, announced today its consolidated operating results for the three and twelve months ended December 31, 2023.
“Our fourth quarter results exceeded our expectations and demonstrate that owning premium businesses with defensible competitive moats drives strong financial performance,” said Elias Sabo, CEO of Compass Diversified. “At a consolidated level, our business saw strong revenue, net income, and Subsidiary Adjusted EBITDA growth in the fourth quarter led by Lugano Diamonds. While the economic backdrop remains uncertain for many, our diversified business model continues to shine, and has us feeling optimistic that we will provide a strong shareholder return in the coming year.”
Sabo continued: “Our differentiated competitive advantage of a permanent capital structure and a lower cost of capital enabled our opportunistic sale of Marucci Sports in November and our acquisition of The Honey Pot Company in early 2024. Inclusive of The Honey Pot Company acquisition, we expect to see above trend growth in consolidated financial performance in 2024, on a pro forma basis.”
Fourth Quarter and Full Year 2023 Financial Summary vs. Same Year-Ago Period (where applicable)
•Net sales in the fourth quarter up 7% to $567.0 million. For the full year 2023, net sales up 2% to $2.1 billion, and roughly flat on a pro forma basis.
•Branded consumer net sales in the fourth quarter up 13% to $371.9 million. For the full year 2023, branded consumer pro forma net sales up 3% to $1.3 billion.
•Industrial net sales in the fourth quarter down 3% to $195.1 million. For the full year 2023, industrial net sales down 5% to $728.5 million.
•Net income in the fourth quarter of $139.4 million vs. $8.7 million last year. For the full year 2023, net income of $262.4 million vs. $51.4 million. The increase in both periods was primarily due to the $179.5 million gain on the sale of Marucci Sports in November 2023 and the $98.0 million gain on the sale of Advanced Circuits in February 2023.
•Loss from continuing operations in the fourth quarter of $36.4 million vs. $4.6 million in the prior year period. For the full year 2023, loss from continuing operations of $38.7 million vs. income from continuing operations of $3.7 million for full year 2022. The increases in net loss from continuing operations were primarily due to non-cash impairment charges associated with PrimaLoft and Velocity Outdoor.
•Adjusted Earnings, a non-GAAP financial measure, in the fourth quarter was $38.1 million vs. $16.3 million for the fourth quarter of 2022. For the full year 2023, Adjusted Earnings was $116.7 million vs. $110.2 million in the prior year.
•Adjusted EBITDA, a non-GAAP financial measure, in the fourth quarter was up 35% to $94.8 million. For the full year 2023, Adjusted EBITDA was up 11% to $340.9 million.

•Paid a fourth quarter 2023 cash distribution of $0.25 per share on CODI's common shares in January 2024.
Recent Business Highlights
•On February 1, 2024, CODI announced the completion of its partnership with The Honey Pot Company, a leading “better-for-you” feminine care brand, for an enterprise value of $380 million.
•On January 17, 2024, CODI hosted an Investor Day in Newport Beach, California, showcasing its Lugano Diamonds and 5.11 subsidiaries. A replay of the Lugano Diamonds and Compass Diversified presentations has been made available on the Investor Relations page of the Company’s website at compassdiversified.com.
•On December 21, 2023, CODI announced the completion of a private placement of approximately 3.6 million of its common shares to a mutual fund managed by Allspring Global Investments, LLC for $21.18 per share, or an aggregate sale price of approximately $75.2 million, before commissions and expenses.
•On December 19, 2023, PrimaLoft Inc., a subsidiary of CODI and a leading provider of branded, high-performance synthetic insulation and materials used primarily in consumer outerwear and accessories, announced the appointment of Anne Cavassa as CEO.
•On November 15, 2023, CODI announced the completion of the sale of Marucci Sports to Fox Factory Holding Corp. (Nasdaq: FOXF) for an enterprise value of $572 million. CODI realized a $179.5 million gain on the sale of Marucci Sports.
Fourth Quarter and Full Year 2023 Financial Results
Net sales in the fourth quarter of 2023 were $567.0 million, up 7% compared to $529.7 million in the fourth quarter of 2022. For the full year 2023, net sales were $2.1 billion, up 2% compared to $2.0 billion a year ago. This was driven by a 63% increase in Lugano net sales, somewhat offset by lower net sales at PrimaLoft and Velocity Outdoor due to inventory destocking headwinds and reduced wholesale demand. On a pro forma basis, assuming CODI had acquired PrimaLoft on January 1, 2022, net sales were roughly flat in the full year 2023.
Branded consumer net sales increased 13% in the fourth quarter of 2023 to $371.9 million compared to the fourth quarter of 2022. On a pro forma basis, branded consumer net sales increased 3% to $1.3 billion in the full year 2023 compared to a year ago.
Industrial net sales decreased 3% in the fourth quarter of 2023 to $195.1 million compared to the fourth quarter of 2022, and decreased 5% to $728.5 million in the full year 2023 compared to a year ago.
Operating loss for the fourth quarter of 2023 was $4.0 million compared to operating income of $26.8 million in the fourth quarter of 2022. For the full year 2023, operating income decreased 31% to $90.1 million compared to $130.8 million a year ago. The decline was primarily due to a $56.8 million non-cash impairment expense associated with PrimaLoft in the fourth quarter of 2023.
Net income in the fourth quarter of 2023 was $139.4 million compared to net income of $8.7 million in the fourth quarter of 2022. For the full year 2023, net income was $262.4 million compared to $51.4 million a year ago. The increases in net income were due primarily to the $179.5 million gain on the sale of Marucci Sports in November 2023 and the $98.0 million gain on the sale of Advanced Circuits in February 2023.
Loss from continuing operations in the fourth quarter of 2023 was $36.4 million compared to $4.6 million in the fourth quarter of 2022. For the full year 2023, loss from continuing operations was $38.7 million compared to income from continuing operations of $3.7 million a year ago. The increases in net loss from continuing operations were primarily due to the non-cash impairment expenses associated with PrimaLoft and Velocity Outdoor.

Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the fourth quarter of 2023 was $38.1 million compared to $16.3 million a year ago. For the full year 2023, Adjusted Earnings was $116.7 million compared to $110.2 million a year ago. CODI's weighted average number of shares outstanding in the fourth quarter of 2023 was 72.43 million compared to 72.20 million in the prior year fourth quarter. For the full year 2023, CODI’s weighted average number of shares outstanding was 72.11 million compared to 70.72 million in 2022.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) in the fourth quarter of 2023 was $94.8 million, up 35% compared to $70.0 million in the fourth quarter of 2022. For the full year 2023, Adjusted EBITDA was $340.9 million, up 11% compared to $306.0 million a year ago. The increases were primarily due to strong results at Lugano and the Company’s Industrial subsidiaries. The Company no longer adds back management fees in its calculation of Adjusted EBITDA. Management fees incurred during the fourth quarter and full year were $16.9 million and $68.4 million, respectively.
Liquidity and Capital Resources
As of December 31, 2023, CODI had approximately $450.5 million in cash and cash equivalents, $2.2 million outstanding on its revolver, $385.0 million outstanding in term loans, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300.0 million outstanding in 5.000% Senior Notes due 2032.
As of December 31, 2023, the Company had no significant debt maturities until 2027 and had net borrowing availability of approximately $598 million under its revolving credit facility.
Fourth Quarter 2023 Distributions
On January 4, 2024, CODI’s Board declared a fourth quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on January 25, 2024, to all holders of record of common shares as of January 18, 2024.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, October 30, 2023, up to, but excluding, January 30, 2024. The distribution for such period was payable on January 30, 2024, to all holders of record of Series A Preferred Shares as of January 15, 2024.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, October 30, 2023, up to, but excluding, January 30, 2024. The distribution for such period was payable on January 30, 2024, to all holders of record of Series B Preferred Shares as of January 15, 2024.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, October 30, 2023, up to, but excluding, January 30, 2024. The distribution for such period was payable on January 30, 2024, to all holders of record of Series C Preferred Shares as of January 15, 2024.
2024 Outlook
CODI expects its current subsidiaries, inclusive of The Honey Pot Company as if we owned it from January 1, 2024, to produce consolidated Subsidiary Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2024 of between $480 million and $520 million. Of this range, CODI expects its Branded Consumer vertical to produce $355 million to $385 million and its Industrial vertical to produce $125 million to $135 million. This estimate is based on the summation of the Company’s expectations for its current subsidiaries in 2024, and is absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees paid by CODI and corporate overhead.
CODI is now providing guidance for Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) including management fees and corporate expenses, and expects to earn between $390 million and $430 million for the full year 2024. Adjusted EBITDA only includes results from The Honey Pot Company from the date of acquisition.
In addition, the Company expects to earn between $145 million and $160 million in Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2024.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2024 consolidated Subsidiary Adjusted EBITDA, 2024 Adjusted EBITDA or 2024 Adjusted Earnings to their comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
Management will host a conference call on Wednesday, February 28, 2024, at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 259-6580 and the dial-in number for international callers is (416) 764-8624. The Conference ID is 60782779. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of CODI's website. An online replay of the webcast will be available on the same website following the call. Please allow extra time prior to the call to visit the site and download any necessary software that may be needed to listen to the Internet broadcast. A replay of the call will be available through Wednesday, March 6, 2024. To access the replay, please dial (877) 674-7070 in the U.S. and (416) 764-8692 outside the U.S.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflect important financial measures as each excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of PrimaLoft, assuming that the Company acquired PrimaLoft on January 1, 2022. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2024 consolidated Subsidiary Adjusted EBITDA, 2024 Adjusted EBITDA or 2024 Adjusted Earnings to their comparable GAAP measures because we do not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified
Since its founding in 1998 and IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the industrial, branded consumer, and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment, and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2024 consolidated Subsidiary Adjusted EBITDA, our 2024 Adjusted EBITDA, our 2024 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including changes in inflation and interest rates; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made.

Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gateway-grp.com

Media Relations
Mediainquiry@compassdiversified.com
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

(in thousands)	December 31, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$450,477	$56,599
Accounts receivable, net	318,241	297,722
Inventories, net	740,387	680,545
Prepaid expenses and other current assets	94,715	73,200
Current assets of discontinued operations	—	102,119
Total current assets	1,603,820	1,210,185
Property, plant and equipment, net	192,562	184,501
Goodwill	901,428	991,007
Intangible assets, net	923,905	1,015,497
Other non-current assets	195,266	162,392
Non-current assets of discontinued operations	—	286,049
Total assets	$3,816,981	$3,849,631

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$93,412	$82,942
Accrued expenses	150,725	177,245
Deferred revenue	6,731	7,093
Due to related parties	16,025	15,495
Current portion, long-term debt	10,000	10,000
Other current liabilities	35,465	35,286
Current liabilities of discontinued operations	—	31,771
Total current liabilities	312,358	359,832
Deferred income taxes	120,131	142,627
Long-term debt	1,661,879	1,824,468
Other non-current liabilities	203,232	139,267
Non-current liabilities of discontinued operations	—	21,475
Total liabilities	2,297,600	2,487,669
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,326,750	1,136,920
Noncontrolling interest	192,631	203,464
Noncontrolling interest of discontinued operations	—	21,578
Total stockholders' equity	1,519,381	1,361,962
Total liabilities and stockholders’ equity	$3,816,981	$3,849,631

Compass Diversified Holdings
Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Net revenues	$566,989	$529,682	$2,058,876	$2,009,130
Cost of revenues	320,682	327,934	1,165,553	1,226,078
Gross profit	246,307	201,748	893,323	783,052
Operating expenses:
Selling, general and administrative expense	152,626	132,969	549,589	484,369
Management fees	16,909	17,050	68,445	62,604
Amortization expense	23,914	24,886	95,820	84,689
Impairment expense	56,832	—	89,400	20,552
Operating income (loss)	(3,974)	26,843	90,069	130,838
Other income (expense):
Interest expense, net	(24,826)	(25,768)	(105,179)	(83,492)
Amortization of debt issuance costs	(1,004)	(1,005)	(4,038)	(3,740)
Loss on debt extinguishment	—	—	—	(534)
Other income (expense), net	(357)	(1,349)	1,743	(2,321)
Net income (loss) before income taxes	(30,161)	(1,279)	(17,405)	40,751
Provision (benefit) for income taxes	6,254	3,313	21,331	37,093
Income (loss) from continuing operations	(36,415)	(4,592)	(38,736)	3,658
Income (loss) from discontinued operations, net of income tax	(3,674)	10,800	18,116	38,387
Gain on sale of discontinued operations	179,530	2,500	283,025	9,393
Net income	139,441	8,708	262,405	51,438
Less: Net income (loss) attributable to noncontrolling interest	2,555	(1,131)	15,945	10,367
Less: Net income (loss) from discontinued operations attributable to noncontrolling interest	(551)	1,255	174	4,684
Net income attributable to Holdings	$137,437	$8,584	$246,286	$36,387

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.74)	$(0.50)	$(1.71)	$(0.66)
Discontinued operations	2.44	0.16	4.17	0.56
	$1.70	$(0.34)	$2.46	$(0.10)

Basic weighted average number of common shares outstanding	72,429	72,203	72,105	70,715

Cash distributions declared per Trust common share	$0.25	$0.25	$1.00	$1.00

Compass Diversified Holdings
Net Income to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA - 2023
(Unaudited)

	Three months ended				Year ended
(in thousands)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Net income (loss)	$109,601	$17,123	$(3,760)	$139,441	$262,405
Gain on sale of discontinued operations, net of tax	97,989	4,232	1,274	179,530	283,025
Income (loss) from discontinued operations, net of tax	10,000	2,840	8,950	(3,674)	18,116
Net income (loss) from continuing operations	$1,612	$10,051	$(13,984)	$(36,415)	$(38,736)
Less: income from continuing operations attributable to noncontrolling interest	4,171	3,498	5,721	2,555	15,945
Net income (loss) attributable to Holdings - continuing operations	$(2,559)	$6,553	$(19,705)	$(38,970)	$(54,681)
Adjustments:
Distributions paid - preferred shares	(6,045)	(6,046)	(6,045)	(6,045)	(24,181)
Amortization expense - intangible assets and inventory step-up	25,148	23,977	23,956	23,914	96,995
Impairment expense	—	—	32,568	56,832	89,400
Tax effect - impairment expense	—	—	(4,308)	978	(3,330)
Non-controlling interest - impairment expense	—	—	—	(5,382)	(5,382)
Non-controlling shareholder compensation	1,641	3,207	2,750	3,067	10,665
Acquisition expense	—	—	—	321	321
Integration services fee	1,187	1,188	—	—	2,375
Other	432	348	349	3,377	4,506
Adjusted earnings	$19,804	$29,227	$29,565	$38,092	$116,688
Plus (less):
Depreciation expense	11,155	12,107	11,994	11,291	46,547
Income tax provision	6,920	4,320	3,837	6,254	21,331
Interest expense	26,180	26,613	27,560	24,826	105,179
Amortization of debt issuance costs	1,005	1,024	1,005	1,004	4,038
Income from continuing operations attributable to noncontrolling interest	4,171	3,498	5,721	2,555	15,945
Distributions paid - preferred shares	6,045	6,046	6,045	6,045	24,181
Tax effect - impairment expense	—	—	4,308	(978)	3,330
Non-controlling interest - impairment expense	—	—	—	5,382	5,382
Other	(1,160)	105	(1,045)	357	(1,743)
Adjusted EBITDA	$74,120	$82,940	$88,990	$94,828	$340,878

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA - 2022Unaudited)

	Three months ended				Year ended
(in thousands)	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Net income (loss)	$29,740	$30,957	$2,585	$(11,844)	$51,438
Gain (loss) on sale of discontinued operations, net of tax	5,993	(579)	1,479	2,500	9,393
Income from discontinued operations, net of tax	13,059	4,371	10,157	10,800	38,387
Net income (loss) from continuing operations	$10,688	$27,165	$(9,051)	$(25,144)	$3,658
Less: income (loss) from continuing operations attributable to noncontrolling interest	4,388	3,813	3,297	(1,131)	10,367
Net income (loss) attributable to Holdings - continuing operations	$6,300	$23,352	$(12,348)	$(24,013)	$(6,709)
Adjustments:
Distributions paid - preferred shares	(6,045)	(6,046)	(6,045)	(6,045)	(24,181)
Amortization expense - intangible assets and inventory step-up	19,691	20,258	24,400	26,454	90,803
Impairment expense	—	—	—	20,552	20,552
Tax effect - impairment expense	—	—	—	(3,557)	(3,557)
Non-controlling interest - impairment expense	—	—	—	(3,120)	(3,120)
Loss on debt extinguishment	—	—	534	—	534
Non-controlling shareholder compensation	2,405	2,404	2,581	4,608	11,998
Acquisition expense	216	—	5,902	—	6,118
Integration services fee	563	563	1,625	1,312	4,063
Corporate tax effect	—	(4,338)	16,457	—	12,119
Other	—	1,027	434	119	1,580
Adjusted earnings	$23,130	$37,220	$33,540	$16,310	$110,200
Plus (less):
Depreciation expense	9,450	9,741	10,149	10,690	40,030
Income tax provision	7,970	6,926	18,884	3,313	37,093
Corporate tax effect	—	4,338	(16,457)	—	(12,119)
Tax effect - impairment expense	—	—	—	3,557	3,557
Non-controlling interest - impairment expense	—	—	—	3,120	3,120
Interest expense	17,419	17,509	22,796	25,768	83,492
Amortization of debt issuance costs	866	865	1,004	1,005	3,740
Income from continuing operations attributable to noncontrolling interest	4,388	3,813	3,297	(1,131)	10,367
Distributions paid - preferred shares	6,045	6,046	6,045	6,045	24,181
Other	(226)	(718)	1,916	1,349	2,321
Adjusted EBITDA	$69,042	$85,740	$81,174	$70,026	$305,982

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended December 31, 2023
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(10,847)	$9,840	$1,345	$(1,487)	$20,847	$(64,383)	$(3,183)	$4,260	$3,523	$3,670	$(36,415)
Adjusted for:
Provision (benefit) for income taxes	301	1,004	639	(37)	4,293	(2,549)	289	1,797	921	(406)	6,252
Interest expense, net	24,732	(4)	(9)	—	—	(2)	120	—	(11)	—	24,826
Intercompany interest	(35,402)	4,546	2,548	2,111	10,177	4,780	3,440	2,303	1,728	3,769	—
Depreciation and amortization	342	6,143	5,496	1,998	2,258	5,394	3,259	4,183	2,193	4,943	36,209
EBITDA	(20,874)	21,529	10,019	2,585	37,575	(56,760)	3,925	12,543	8,354	11,976	30,872
Other (income) expense	—	(412)	(19)	7	(75)	(66)	(31)	1,239	(4)	(280)	359
Non-controlling shareholder compensation	—	203	950	278	162	761	228	186	1	298	3,067
Impairment expense	—	—	—	—	—	57,810	(978)	—	—	—	56,832
Acquisition expenses	—	—	—	321	—	—	—	—	—	—	321
Other	—	—	3,072	—	—	—	—	—	—	305	3,377
Adjusted EBITDA	$(20,874)	$21,320	$14,022	$3,191	$37,662	$1,745	$3,144	$13,968	$8,351	$12,299	$94,828

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three Months Ended December 31, 2022
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(16,856)	$7,093	$5,491	$(18,035)	$6,063	$(9,249)	$(3,699)	$2,513	$466	$1,069	$(25,144)
Adjusted for:
Provision (benefit) for income taxes	—	2,126	(292)	(4,706)	6,026	(308)	(810)	267	561	449	3,313
Interest expense, net	25,684	(12)	(6)	8	4	(3)	87	—	6	—	25,768
Intercompany interest	(29,950)	4,260	1,776	2,026	4,932	4,261	3,295	2,898	1,571	4,931	—
Depreciation and amortization	342	6,168	5,648	2,033	3,148	6,271	3,393	4,149	1,976	5,021	38,149
EBITDA	(20,780)	19,635	12,617	(18,674)	20,173	972	2,266	9,827	4,580	11,470	42,086
Other (income) expense	15	(310)	545	2	—	(148)	1,263	547	(20)	(545)	1,349
Non-controlling shareholder compensation	—	301	622	325	379	2,142	229	411	2	197	4,608
Impairment expense	—	—	—	20,552	—	—	—	—	—	—	20,552
Integration services fee	—	—	—	—	—	1,313	—	—	—	—	1,313
Other	—	—	—	—	—	—	—	—	—	119	119
Adjusted EBITDA	$(20,765)	$19,626	$13,784	$2,205	$20,552	$4,279	$3,758	$10,785	$4,562	$11,241	$70,027

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Year ended December 31, 2023
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(51,761)	$21,690	$16,496	$(2,601)	$52,315	$(69,883)	$(40,045)	$16,504	$10,434	$8,115	$(38,736)
Adjusted for:
Provision (benefit) for income taxes	301	4,994	2,863	(1,309)	14,589	(5,672)	(5,616)	5,890	4,185	1,106	21,331
Interest expense, net	104,855	(8)	(18)	—	4	(11)	352	—	5	—	105,179
Intercompany interest	(134,835)	20,244	7,580	8,595	32,837	18,123	13,510	10,486	6,806	16,654	—
Loss on debt extinguishment	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	1,399	26,009	22,932	8,110	9,229	21,478	13,282	16,741	8,441	19,959	147,580
EBITDA	(80,041)	72,929	49,853	12,795	108,974	(35,965)	(18,517)	49,621	29,871	45,834	235,354
Other (income) expense	(128)	(515)	98	36	(80)	62	(1,210)	1,440	(5)	(1,441)	(1,743)
Non-controlling shareholder compensation	—	1,191	3,019	1,214	1,474	980	914	986	27	860	10,665
Impairment expense	—	—	—	—	—	57,810	31,590	—	—	—	89,400
Acquisition expenses	—	—	—	321	—	—	—	—	—	—	321
Integration services fee	—	—	—	—	—	2,375	—	—	—	—	2,375
Other	—	—	3,072	—	—	—	—	—	—	1,434	4,506
Adjusted EBITDA	$(80,169)	$73,605	$56,042	$14,366	$110,368	$25,262	$12,777	$52,047	$29,893	$46,687	$340,878

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Year ended December 31, 2022
(Unaudited)

(in thousands)	Corporate	5.11	BOA	Ergo	Lugano	PrimaLoft	Velocity Outdoor	Altor Solutions	Arnold	Sterno	Consolidated
Net income (loss) from continuing operations	$(77,990)	$22,633	$42,613	$(18,669)	$27,934	$(17,741)	$4,127	$9,662	$7,683	$3,406	$3,658
Adjusted for:
Provision (benefit) for income taxes	12,119	7,125	6,527	(4,274)	11,889	(3,878)	1,562	3,174	3,329	(480)	37,093
Interest expense, net	83,243	—	(25)	10	16	(7)	229	—	26	—	83,492
Intercompany interest	(92,177)	13,761	7,410	6,026	12,773	7,512	10,282	10,742	5,518	18,153	—
Loss on debt extinguishment	534	—	—	—	—	—	—	—	—	—	534
Depreciation and amortization	1,405	22,972	21,993	8,094	11,533	10,465	13,374	16,403	8,041	20,293	134,573
EBITDA	(72,866)	66,491	78,518	(8,813)	64,145	(3,649)	29,574	39,981	24,597	41,372	259,350
Other (income) expense	(58)	(217)	1,043	6	2	112	2,417	766	(20)	(1,730)	2,321
Non-controlling shareholder compensation	—	1,511	2,511	1,479	1,179	2,142	971	1,321	40	844	11,998
Impairment expense	—	—	—	20,552	—	—	—	—	—	—	20,552
Acquisition expenses	—	—	—	—	—	5,680	222	216	—	—	6,118
Integration services fee	—	—	—	—	1,688	2,375	—	—	—	—	4,063
Other	—	—	—	250	—	—	—	—	—	1,330	1,580
Adjusted EBITDA	$(72,924)	$67,785	$82,072	$13,474	$67,014	$6,660	$33,184	$42,284	$24,617	$41,816	$305,982

Compass Diversified Holdings
Adjusted EBITDA
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022

Branded Consumer
5.11	$21,320	$19,626	$73,605	$67,785
BOA	14,022	13,784	56,042	82,072
Ergobaby	3,191	2,205	14,366	13,474
Lugano	37,662	20,552	110,368	67,014
PrimaLoft (1)	1,745	4,279	25,262	6,660
Velocity Outdoor	3,144	3,758	12,777	33,184
Total Branded Consumer	$81,084	$64,204	$292,420	$270,189

Industrial
Altor Solutions	$13,968	$10,785	$52,047	$42,284
Arnold Magnetics	8,351	4,562	29,893	24,617
Sterno	12,299	11,241	46,687	41,816
Total Industrial	$34,618	$26,588	$128,627	$108,717
Corporate expense	(20,874)	(20,765)	(80,169)	(72,924)
Total Adjusted EBITDA	$94,828	$70,027	$340,878	$305,982

(1)	The above results for PrimaLoft do not include management's estimate of Adjusted EBITDA, before our ownership, of $24.3 million for the twelve months ended December 31, 2022. PrimaLoft was acquired on July 12, 2022.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022

Net Sales	$566,989	$529,682	$2,058,876	$2,009,130
Acquisitions (1)	—	—	—	55,185
Pro Forma Net Sales	$566,989	$529,682	$2,058,876	$2,064,315
(1) Acquisitions reflects the net sales for PrimaLoft on a proforma basis as if we had acquired this business on January 1, 2022.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022

Branded Consumer
5.11	$147,394	$135,605	$533,089	$486,213
BOA	42,435	42,473	155,825	208,688
Ergobaby	22,074	20,179	93,859	88,435
Lugano	104,750	64,278	308,321	201,507
PrimaLoft (1)	9,434	14,032	67,053	79,929
Velocity Outdoor	45,842	51,464	172,190	232,238
Total Branded Consumer	$371,929	$328,031	$1,330,337	$1,297,010

Industrial
Altor Solutions	56,417	61,748	238,030	261,338
Arnold Magnetics	44,632	37,496	166,679	153,815
Sterno	94,011	102,407	323,830	352,152
Total Industrial	$195,060	$201,651	$728,539	$767,305

Total Subsidiary Net Sales	$566,989	$529,682	$2,058,876	$2,064,315
(1) Net sales for PrimaLoft are pro forma as if we had acquired this business on January 1, 2022. Historical net sales for PrimaLoft prior to acquisition on July 12, 2022 were $55.2 million for the twelve months ended December 31, 2022.

Compass Diversified Holdings
Condensed Consolidated Cash Flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022

Net cash provided by (used in) operating activities	$21,128	$11,632	$78,080	$(28,291)
Net cash provided by (used in) investing activities	466,213	(27,774)	570,503	(626,725)
Net cash provided by (used in) financing activities	(102,236)	14,757	(260,163)	556,885
Foreign currency impact on cash	636	1,404	786	(1,331)
Net increase (decrease) in cash and cash equivalents	385,741	19	389,206	(99,462)
Cash and cash equivalents - beginning of the period(1)	64,736	61,252	61,271	160,733
Cash and cash equivalents - end of the period	$450,477	$61,271	$450,477	$61,271

(1) Includes cash from discontinued operations of $4.7 million at January 1, 2023 and $3.6 million at January 1, 2022.

Compass Diversified Holding
Selected Financial Data - Cash Flows

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022

Changes in operating assets and liabilities	$(24,390)	$(27,722)	$(153,310)	$(224,587)
Purchases of property and equipment	$(17,239)	$(23,726)	$(55,776)	$(60,989)
Distributions paid - common shares	$(17,955)	$(18,051)	$(71,967)	$(70,845)
Distributions paid - preferred shares	$(6,045)	$(6,045)	$(24,181)	$(24,181)